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                                                                    Exhibit 10.9
                                FIFTH AMENDMENT

                                     TO THE

                              GENICOM CORPORATION

                            RETIREMENT SAVINGS PLAN


         FIFTH AMENDMENT, dated as of April 1, 1997, to the Genicom Corporation Retirement Savings Plan, by Genicom Corporation (the "Company").

         Company maintains the Genicom Corporation Retirement Savings Plan, as amended and restated effective as of January 2, 1989, and as subsequently amended (the "Plan"). The Company has the power to amend the Plan and now wishes to do so.

         NOW, THEREFORE, the Plan is amended as follows:

         I. The figure 2% in the second sentence of Section 3.2 is replaced with 1%.

         II. The following sentence is added to the end of Section 6.12(1):

         Notwithstanding the foregoing, a Participant who is laid off by the Company will not be considered in default of the loan so long as the Participant makes the loan repayments as scheduled to the payroll department of the Company.

         III. Section 9.3(b) is amended in its entirety as follows:

                 Each Participant may obtain a description of each fund from the Human Resources Department of the Company.

         IV. The effective date of these amendments is April 1, 1997.

         V. In all respects not amended, the Plan is hereby ratified and confirmed.

                                   * * * * *

         To record the adoption of the Amendment as set forth above, the Company has caused this document to be signed on this 19th day of March, 1997.

                                           GENICOM CORPORATION

                                           By: \s\ Paul Winn
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